Exhibit 3

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 11-K


               [x] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                    For the fiscal year ended JUNE 30, 1995


                                       or


             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

            For the transition period from _________ to ____________

                         Commission file number 0-5151


A)       Full title of the plan:

                    SALARIED EMPLOYEES' SAVINGS PLAN 401(k)

B) Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

        FLEXSTEEL INDUSTRIES, INC., P.O. BOX 877, DUBUQUE, IA 52004-0877


      THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Salaried Employees' Savings Plan 401(k)
                                                    (Name of Plan)


Date:  September 25, 1995                       /S/ R. J. KLOSTERMAN
                                          R.J. Klosterman
                                          Vice President of Finance and
                                          Principal Financial Officer




                          INDEPENDENT AUDITORS' REPORT


Flexsteel Industries, Inc. Salaried Employees' Savings Plan 401(k):

      We have audited the combining statements of financial position of the Flexsteel Industries, Inc. Salaried Employees' Savings Plan 401(k) (the "Plan") as of June 30, 1995 and 1994 and the related combining statements of income and changes in plan equity for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such financial statements present fairly, in all material respects, the financial position of the Plan as of June 30, 1995 and 1994, and the results of its operations for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.





                                             DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 11, 1995


                           FLEXSTEEL INDUSTRIES, INC.
                    SALARIED EMPLOYEES' SAVINGS PLAN 401(k)
                   COMBINING STATEMENTS OF FINANCIAL POSITION
                                 JUNE 30, 1995

                                             FLEXSTEEL                        PRIVATE
                                            INDUSTRIES,                        MARKET                    INTER-
                                               INC.                GUARANTEED BOND AND  STOCK    MONEY  NATIONAL  SMALL
                                              COMMON      COMMON    INTEREST  MORTGAGE  INDEX    MARKET  STOCK   COMPANY
                                            STOCK FUND  STOCK FUND   ACCOUNT  ACCOUNT    FUND   ACCOUNT ACCOUNT STOCK FUND   TOTAL
1995:
ASSETS
   Cash .................................   $   11,645                                                                    $  11,645
   Employee Contributions
       Receivable .......................        8,314 $   20,038 $   30,253 $  8,125 $   947 $   739 $  3,874  $  4,900     77,190

   Company Contributions Receivable .....          869        872     11,241      483              31       32       161     13,689

   Investment in Flexsteel Industries,
         Inc. Common Stock - Par Value $1
         Per Share; at market 109,719.5
         shares at $10.25 each ..........    1,124,625                                                                    1,124,625

   Investment in Common Stock Fund ......               2,721,227                                                         2,721,227
   Investment in Bond & Mortgage
       Account ..........................                                     777,219                                       777,219
   Investment in Guaranteed
       Interest Accounts ................                          4,385,870                                              4,385,870
   Investment in Stock
       Index Fund .......................                                              69,401                                69,401
   Investment in Money
       Market Account ...................                                                      58,412                        58,412
   Investment in International
       Stock Account ....................                                                              106,627              106,627
   Investment in Small Company
       Stock Fund .......................                                                                        261,580    261,580

       Total assets .....................   $1,145,453 $2,742,137 $4,427,364 $785,827 $70,348 $59,182 $110,533  $266,641 $9,607,485
PLAN EQUITY
   Total plan equity ....................   $1,145,453 $2,742,137 $4,427,364 $785,827 $70,348 $59,182 $110,533  $266,641 $9,607,485


See Notes to Financial Statements



                           FLEXSTEEL INDUSTRIES, INC.
                    SALARIED EMPLOYEES' SAVINGS PLAN 401(k)
                   COMBINING STATEMENTS OF FINANCIAL POSITION
                                 JUNE 30, 1994


                                             FLEXSTEEL                           PRIVATE
                                            INDUSTRIES,                           MARKET
                                               INC.                   GUARANTEED BOND AND            MONEY
                                              COMMON        COMMON     INTEREST  MORTGAGE    STOCK   MARKET
                                            STOCK FUND    STOCK FUND    ACCOUNT   ACCOUNT INDEX FUND ACCOUNT    TOTAL
1994:
ASSETS
   Cash .................................   $    39,154                                                       $   39,154
   Employee Contributions
        Receivable ......................         5,199  $   14,502  $   24,646  $  6,770  $  2,144  $   497      53,758

   Company Contributions Receivable .....         1,122       1,972       4,172     1,102       262       95       8,725
   Investment in Flexsteel Industries,
        Inc. Common Stock - Par Value $1 per
        Share; at market 88,537 shares at
        $13.75 each .....................     1,217,391                                                        1,217,391

   Investment in Common Stock Fund ......                 2,097,748                                            2,097,748
   Investment in Bond & Mortgage
        Account .........................                                         656,623                        656,623
   Investment in Guaranteed
         Interest Accounts ..............                             3,895,292                                3,895,292
   Investment in Stock
         Index Fund......................                                                   197,771              197,771

   Investment in Money
         Market Account..................                                                             27,150      27,150

       Total assets .....................    $1,262,866  $2,114,222  $3,924,110  $664,495  $200,177  $27,742  $8,193,612
PLAN EQUITY
   Total plan equity ....................    $1,262,866  $2,114,222  $3,924,110  $664,495  $200,177  $27,742  $8,193,612


See Notes to Financial Statements


                           FLEXSTEEL INDUSTRIES, INC.
                    SALARIED EMPLOYEES' SAVINGS PLAN 401(k)
           COMBINING STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                             FLEXSTEEL                                  PRIVATE
                                            INDUSTRIES,                                 MARKET
                                               INC.                     GUARANTEED       BOND         STOCK      MONEY
                                              COMMON        COMMON       INTEREST         AND         INDEX      MARKET
                                            STOCK FUND    STOCK FUND      ACCOUNT      MORTGAGE       FUND       ACCOUNT
                                                                                        ACCOUNT
1995:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock $    46,567
   Interest and Other Income (Loss) .....           298                 $   283,899    $   88,895                 $ 2,364
       Total ............................        46,865                     283,899        88,895                   2,364
Employee Contributions ..................       119,961   $   258,121       369,532       107,638   $ 20,512       10,617
Company Contributions ...................        23,735        31,891        87,045        15,075      3,464        1,345
Net Appreciation (Depreciation) in Fair
   Value of Investments..................     (330,185)       428,530                                 20,245
Withdrawals .............................      (27,454)      (57,752)     (160,378)      (43,716)    (1,472)      (1,356)
Transfers (To) From Other Investment
   Programs .............................       49,665       (32,875)      (76,843)      (46,560)  (172,578)       18,469
Increase in Plan Equity .................     (117,413)       627,915       503,255       121,332  (129,829)       31,439
Plan Equity - Beginning of Year .........     1,262,866     2,114,222     3,924,109       664,495    200,177       27,743
Plan Equity - End of Year ...............   $ 1,145,453    $2,742,137    $4,427,364    $  785,827   $ 70,348     $ 59,182
1994:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock $    39,333
   Interest .............................           179                 $   260,834    $  (5,145)                 $   655
       Total ............................        39,512                     260,834       (5,145)                     655
Employee Contributions ..................       110,523   $   235,433       365,573       103,369   $ 32,142        5,029
Company Contributions ...................        26,130        38,564        65,537        19,374      5,497          962
Net Appreciation in Fair Value of
   Investments...........................     (147,018)        29,692                                (5,098)
Withdrawals .............................      (10,127)      (34,307)     (196,372)       (2,777)      (154)        (238)
Transfers (To) From Other Investment
   Programs .............................        31,201        38,229     (316,774)       121,000    117,050        9,294
Increase (Decrease) in Plan Equity ......        50,221       307,611       178,798       235,821    149,437       15,702
Plan Equity - Beginning of Year .........     1,212,645     1,806,611     3,745,311       428,674     50,740       12,041
Plan Equity - End of Year ...............   $ 1,262,866    $2,114,222    $3,924,109    $  664,495   $200,177      $27,743
1993:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock $    36,992
   Interest .............................           229                 $   272,082    $   42,836                 $   272
       Total ............................        37,221                     272,082        42,836                     272
Employee Contributions ..................        98,827   $   188,331       389,951        67,313   $ 16,649        3,597
Company Contributions ...................        22,450        30,446        71,721        12,794      2,624          631
Net Appreciation in Fair Value of
   Investments...........................       248,175       200,355                                  2,942
Withdrawals .............................      (40,251)      (72,189)     (309,196)       (9,673)       (41)
Transfers (To) From Other Investment
   Programs .............................      (58,355)       122,103     (177,556)        78,772     27,755        7,281
Increase (Decrease) in Plan Equity ......       308,067       469,046       247,002       192,042     49,929       11,781
Plan Equity - Beginning of Year .........       904,578     1,337,565     3,498,309       236,632        811          260
Plan Equity - End of Year ...............   $ 1,212,645   $ 1,806,611    $3,745,311    $  428,674   $ 50,740     $ 12,041



TABLE CONTINUED


                                              INTERNATIONAL   SMALL
                                                  STOCK      COMPANY
                                                 ACCOUNT     STOCK FUND       TOTAL

1995:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock                                 $   46,567
   Interest and Other Income (Loss) .....                                      375,456
       Total ............................                                      422,023
Employee Contributions ..................       $ 29,247      $ 39,743         955,371
Company Contributions ...................          3,575         4,167         170,297
Net Appreciation (Depreciation) in Fair
   Value of Investments..................          4,164        36,161         158,915
Withdrawals .............................           (59)         (546)       (292,733)
Transfers (To) From Other Investment
   Programs .............................         73,606       187,116
Increase in Plan Equity .................        110,533       266,641       1,413,873
Plan Equity - Beginning of Year .........                                    8,193,612
Plan Equity - End of Year ...............       $110,533      $266,641      $9,607,485
1994:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock                                 $   39,333
   Interest .............................                                      256,523
       Total ............................                                      295,856
Employee Contributions ..................                                      852,069
Company Contributions ...................                                      156,064
Net Appreciation in Fair Value of
   Investments...........................                                    (122,424)
Withdrawals .............................                                    (243,975)
Transfers (To) From Other Investment
   Programs .............................
Increase (Decrease) in Plan Equity ......                                      937,590
Plan Equity - Beginning of Year .........                                    7,256,022
Plan Equity - End of Year ...............                                   $8,193,612
1993:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock                                 $   36,992
   Interest .............................                                      315,419
       Total ............................                                      352,411
Employee Contributions ..................                                      764,668
Company Contributions ...................                                      140,666
Net Appreciation in Fair Value of
   Investments...........................                                      451,472
Withdrawals .............................                                    (431,350)
Transfers (To) From Other Investment
   Programs .............................
Increase (Decrease) in Plan Equity ......                                    1,277,867
Plan Equity - Beginning of Year .........                                    5,978,155
Plan Equity - End of Year ...............                                   $7,256,022


See Notes to Financial Statements




                           FLEXSTEEL INDUSTRIES, INC.
                    SALARIED EMPLOYEES' SAVINGS PLAN 401(k)
                         NOTES TO FINANCIAL STATEMENTS

1)    PLAN DESCRIPTION

      The Flexsteel Industries, Inc. Salaried Employees' Savings Plan 401(k) (the "Plan") was established effective July 1, 1985 by Flexsteel Industries, Inc. (the "Company"). The Plan is available to certain salaried, salesmen and office employees that have one year of eligible service and have reached the age of twenty-one. Participation is voluntary.

      The Plan allows eligible employees to elect to have from 1% to 10% (salesmen are subject to a 4% maximum) of their basic pre-tax pay contributed to the Plan. Employer contributions are subject to a maximum of $9,240 in calendar year 1995 by law. The Company contributes an amount equal to 25% of the first 4% of pay the employee contributes. Participant and Company basic contributions are 100% vested. The Company, at its option, may also contribute additional amounts to be allocated amongst all participants based on the participants' pay; such additional company contributions vest over 6 years (40% after 3 years, 60% after 4 years, 80% after 5 years, and 100% after 6 years).

      Plan participants direct their contributions to any of the seven investment accounts available:

     1) The FLEXSTEEL INDUSTRIES, INC. COMMON STOCK FUND, which consists of the Company's common stock.

     2) A COMMON STOCK FUND, which consists of common stock and other equity securities, and also may include short-term money market instruments, cash, or cash equivalents.

     3) A GUARANTEED INTEREST ACCOUNT, which is an insurance company account that provides a guaranteed interest rate for a five-year period.

     4) A PRIVATE MARKET BOND AND MORTGAGE ACCOUNT, which is an insurance company account that provides for competitive yield debt securities.

     5) A STOCK INDEX FUND, which is a pooled investment account invested in the common stock of those firms included in the Standard & Poor's 500 Stock Index.

     6) A MONEY MARKET ACCOUNT, which is an insurance company account primarily invested in commercial paper with maturities of one year or less.


     7) An INTERNATIONAL STOCK ACCOUNT, which invests in stocks of companies in Western Europe and Asia.


     8) A SMALL COMPANY STOCK ACCOUNT, which invests in stocks of relatively smaller companies.

      Assets of the Plan are held by a "Custodian," the Principal Mutual Life Insurance Company, except for the Flexsteel Common Stock Fund that is held by the American Trust & Savings Bank of Dubuque, Iowa (the "Trustee"). The Plan is administered by a committee appointed by the Board of Directors of the Company. Distributions are paid upon retirement, termination of employment, death, disability, or in hardship cases. Non-vested contributions revert to the Company upon termination of employment. Upon termination of the Plan, participant accounts become fully vested and non-forfeitable.

      At June 30, 1995, the Plan had 466 participants, of which there were 183 participants in the Flexsteel Common Stock Fund, 301 participants in the Common Stock Fund, 445 participants in the Guaranteed Interest Account, 204 participants in the Private Market Bond and Mortgage Account, 56 participants in the Stock Index Separate Account, and 50 participants in the Money Market Account, 78 participants in the International Stock Account, and 95 participants in the Small Company Stock Account.

2)    SIGNIFICANT ACCOUNTING POLICIES

      The Plan uses the accrual basis of accounting. Investments in common stock are recorded at market value based on market quotations. Other investments are stated at market value as determined by the Trustee and Custodian based on the market value of the funds and the participation in each fund. The cost of investments sold is determined by the average cost method.

3)    INCOME TAXES

      The Plan has received a determination from the Internal Revenue Service that the Plan is exempt from Federal income taxes. Participants are not taxed currently on their contributions or on Company contributions to the Plan. Distributions to participants generally are subject to Federal and State income tax at the time of distribution; certain distributions may receive more favorable tax treatment.

4)    NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

      The unrealized appreciation (depreciation) in the investment accounts is as follows:

                                                                                              NET
                                                                       MARKET             APPRECIATION
                                                   COST                VALUE             (DEPRECIATION)
Flexsteel Common Stock Fund
   Balance, June 30, 1992 ...............   $        816,964     $        858,283      $         41,319
   Net change during year ...............   $         76,287     $        324,462      $        248,175
   Balance, June 30, 1993 ...............   $        893,251     $      1,182,745      $        289,494
   Net change during year ...............   $        181,664     $         34,646      $      (147,018)
   Balance, June 30, 1994 ...............   $      1,074,915     $      1,217,391      $        142,476
   Net change during year ...............   $        237,419     $       (92,766)      $      (330,185)
   Balance, June 30, 1995 ...............   $      1,312,334     $      1,124,625      $      (187,709)
Common Stock Fund
   Balance, June 30, 1992 ...............   $        867,983     $      1,317,347      $        449,364
   Net change during year ...............   $        274,391     $        474,746      $        200,355
   Balance, June 30, 1993 ...............   $      1,142,374     $      1,792,093      $        649,719
   Net change during year ...............   $        275,963     $        305,655      $         29,692
   Balance, June 30, 1994 ...............   $      1,418,337     $      2,097,748      $        679,411
   Net change during year ...............   $        194,949     $        623,479      $        428,530
   Balance, June 30, 1995 ...............   $      1,613,286     $      2,721,227      $      1,107,941
Stock Index Fund
   Balance, June 30, 1992 ...............   $             79     $             79
   Net change during year ...............   $         46,207     $         49,149      $          2,942
   Balance, June 30, 1993 ...............   $         46,286     $         49,228      $          2,942
   Net change during year ...............   $        153,641     $        148,543      $        (5,098)
   Balance, June 30, 1994 ...............   $        199,927     $        197,771      $        (2,156)
   Net change during year ...............   $      (148,615)     $      (128,370)      $         20,245
   Balance, June 30, 1995 ...............   $         51,312     $         69,401      $         18,089
International Stock Fund
   Balance, June 30, 1994 ...............
   Net change during year ...............   $        102,463     $        106,627      $          4,164
   Balance, June 30, 1995 ...............   $        102,463     $        106,627      $          4,164
Small Company Stock Fund
   Balance, June 30, 1994 ...............
   Net change during year ...............   $        225,419     $        261,580      $         36,161
   Balance, June 30, 1995 ...............   $        225,419     $        261,580      $         36,161

      The cost of investments in the Guaranteed Interest Account, Private Bond and Mortgage Account, and Money Market Account approximate market.

5)    RELATED PARTY TRANSACTIONS

      All administrative costs of the Plan are paid by the Company. Brokers' commisions and fees, if any, incurred in connection with the segregated funds are paid by the Plan.

      The Plan had the following transactions in the Flexsteel Common Stock Fund or in the Custodian's funds for the year ended June 30, 1995, 1994 and 1993 (shares in parentheses):

1995:                                                                                         COST OF
  FUND                                      PURCHASES               SALES (1)                SALES (1)
   Flexsteel Common Stock Fund ......... $238,920(21,182)
   Common Stock Fund ................... $285,576                 $  90,627                $  90,627
   Guaranteed Interest Account ......... $443,902                 $ 237,223                $ 237,223
   Private Market Bond and
       Mortgage Account ................ $121,977                 $  90,276                $  90,276
   Stock Index Fund .................... $ 25,435                 $ 174,050                $ 174,050
   Money Market Account ................ $ 11,785                 $ (17,113)               $ (17,113)
   International Stock Account ......... $ 28,916                 $ (73,546)               $ (73,546)
   Small Company Stock  Account ........ $ 38,848                 $(186,571)               $(186,571)

1994:                                                                                         COST OF
  FUND                                      PURCHASES               SALES (1)                SALES (1)
   Flexsteel Common Stock Fund ......... $182,789(11,611)
   Common Stock Fund ................... $272,041                 $  (3,922)               $  (3,922)
   Guaranteed Interest Account ......... $434,413                 $ 513,146                $ 513,146
   Private Market Bond and
       Mortgage Account ................ $121,686                 $(118,223)               $(118,223)
    Stock  Index Fund................... $ 36,746                 $(116,896)               $(116,896)
    Money Market Account................ $  5,764                 $  (9,056)               $  (9,056)

1993:                                                                                         COST OF
  FUND                                      PURCHASES               SALES (1)                SALES (1)
   Flexsteel Common Stock Fund ......... $107,459(9,063)          $  31,172(2,200)         $  25,545(2,200)
   Common Stock Fund ................... $224,478                 $ (49,914)               $ (49,914)
   Guaranteed Interest Account ......... $469,615                 $ 486,752                $ 486,752
   Private Market Bond and
       Mortgage Account ................ $ 78,856                 $ (69,099)               $ (69,099)
    Stock  Index Fund................... $ 18,493                 $ (27,714)               $ (27,714)
    Money Market Account................ $  4,026                 $  (7,281)               $  (7,281)

__________________

(1)   Amount is net of transfers


                        CONSENT OF INDEPENDENT AUDITORS


Flexsteel Industries, Inc.:

      We consent to the incorporation by reference in Registration Statement No. 33-1836 on Form S-8 as amended by Post-Effective Amendment No. 1 for the Flexsteel Salaried Employees' Savings Plan 401(k) of our report dated August 11, 1995 appearing in the Annual Report on Form 11-K of the Flexsteel Salaried Employees' Savings Plan 401(k) for the year ended June 30, 1995.





                                        DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
September 25, 1995